AMENDMENT NO. 5

TO

CREDIT AGREEMENT

         This AMENDMENT NO. 5 TO CREDIT AGREEMENT (the “Amendment”), dated as of November 1, 2003, is entered into by and among Haynes International, Inc., a Delaware corporation (the “Borrower”), the financial institutions party to the below-defined Credit Agreement (the “Lenders”), and Fleet Capital Corporation, in its capacity as administrative agent for itself as a Lender and the other Lenders (the “Administrative Agent”). Each capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the Credit Agreement.

PRELIMINARY STATEMENTS

         WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of November 22, 1999 (as amended or modified from time to time, the “Credit Agreement”);

         WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend the Credit Agreement in certain respects; and

        WHEREAS, pursuant to the terms and conditions set forth herein, the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement;

        NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

        1.        Amendment to the Credit Agreement.    Effective as of the date first above written, unless otherwise specified herein, and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

        (a)        The definition of “Fixed Charge Reserve” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

“Fixed Charge Reserve” means:

(a) during the period beginning November 1, 2003 and ending June 3, 2004, $7,000,000; and

(b) thereafter:

(i) $0 at any time the Fixed Charge Coverage Ratio equals or exceeds 1.25 to 1.0;

(ii) the Standard Fixed Charge Reserve at any time the Fixed Charge Coverage Ratio equals or exceeds 1.0 to 1.0 but is less than 1.25 to 1.0;

(iii) $2,500,000 plus the Standard Fixed Charge Reserve at any time the Fixed Charge Coverage Ratio equals or exceeds 0.85 to 1.0 but is less than 1.0 to 1.0, and;

(iv) $5,000,000 plus the Standard Fixed Charge Reserve at any time the Fixed Charge Coverage Ratio equals or exceeds 0.75 to 1.0 but is less than 0.85 to 1.0.

        (b)        The definition of “Senior Note Reserve” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

Senior Note Reserve” means the following amounts for the following periods:

(i) November 1, 2003 through December 31, 2003, $0;

(ii) January 1, 2004 through January 31, 2004, $1,356,000;

(iii) February 1, 2004 through February 14, 2004, $5,424,000;

(iv) February 15, 2004 through February 27, 2004, $6,780,000;

(v) February 28, 2004, $8,136,000; and

(vi) thereafter,

        (A)        on any date on which the Borrower is required to make a regularly scheduled interest payment (such payment, a “Scheduled Senior Note Payment”) pursuant to the terms of the Senior Notes (such date, the “Applicable Interest Date”), immediately prior to the Borrower’s tender of such Scheduled Senior Note Payment, an amount equal to accrued and unpaid interest on the Senior Notes for the period beginning with the date immediately preceding such Applicable Interest Date on which the Borrower made its last Scheduled Senior Note Payment (such date, the “Previous Interest Date”) and ending on the date immediately preceding such Applicable Interest Date and

        (B)        on any other day (the “Test Day”), an amount equal to accrued and unpaid interest during the period beginning on the applicable Previous Interest Date and ending on the last day of the month immediately preceding the month in which such Test Day occurs.

        (c)         Section 2.13(D)(ii) of the Credit Agreement is hereby amended to delete therefrom the last sentence thereof and to substitute therefor the following: “Notwithstanding the foregoing or anything to the contrary set forth herein, including, without limitation, the Interest Coverage Ratio then in effect, for the period beginning November 1, 2003 and ending June 30, 2004, the Applicable Floating Margin shall equal 1.00% and the Applicable Eurodollar Margin shall equal 3.00%.”

        (d)         Section 7.1(A)(vii) of the Credit Agreement is hereby amended in its entirety as follows:

(vii)        Cash Flow Forecast.     Beginning November 1, 2003, an eight week statement of projected cash flow and projected average daily Revolving Credit Availability in form and substance acceptable to the Administrative Agent, with such projections being updated and delivered to the Administrative Agent on a weekly basis. The Borrower shall continue to make such weekly deliveries until such time as average daily Revolving Credit Availability for a thirty-day period equals or is greater than $5,000,000. If at any time average daily Revolving Credit Availability for a thirty-day period is less than or equal to $2,000,000, the Borrower shall once again make the aforementioned deliveries to the Administrative Agent until such time as average daily Revolving Credit Availability for a thirty-day period returns to being greater than or equal to $5,000,000.

        (e)        Section 7.3(R) of the Credit Agreement is hereby amended in its entirety as follows: “(R) Limitation on Revolving Credit Availability.    On and after November 1, 2003, the Borrower shall not permit average daily Revolving Credit Availability for the thirty-day period preceding any day on which the Borrower makes a principal or interest payment on the Senior Notes to be less than, after giving effect to the amount of the applicable principal or interest payment, $4,500,000.”

        2.         Conditions Precedent.    This Amendment shall become effective as of the date above written, if, and only if, (i) the Administrative Agent has received an executed copy of this Amendment from the Borrower, all of the Lenders and the Administrative Agent, and (ii) each Lender shall have received a non-refundable and fully earned amendment fee in immediately available funds equal to $5,000.

        3.         Representations and Warranties of the Borrower.    The Borrower hereby represents and warrants as follows:

        (a)         This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

        (b)         Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agrees that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

        4.         Reference to and Effect on the Credit Agreement.

        (a)         Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

        (b)         The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

        (c)         Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

        5.         Governing Law.    This Amendment shall be governed by and construed in accordance with the laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to conflict of law provisions) of the State of Illinois.

        6.         Headings.    Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        7.         Counterparts.    This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

The remainder of this page is intentionally blank.

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

HAYNES INTERNATIONAL, INC.

By:  /s/ Calvin S. McKay
Name:  Calvin S. McKay
Title:  VP Finance & CFO

FLEET CAPITAL CORPORATION,
individually and as Administrative Agent

By:  /s/ Robert J. Lund
Name:  Robert J. Lund
Title:  Senior Vice President

THE CIT GROUP/BUSINESS
CREDIT, INC.

By:  /s/ Glenn P. Bartley
Name:  Glenn P. Bartley
Title:  Vice President

NATIONAL CITY COMMERCIAL FINANCE, INC.

By:  /s/ Jason T. Sylvester
Name:  Jason T. Sylvester
Title:  AVP